                                                                   Exhibit 99(e)

                                 FRONTSTEP, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
        FOR THE QUARTERS INCLUDED IN AND FOR THE YEAR ENDED JUNE 30, 2002
                                   AS ADJUSTED
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                                                                    TWELVE
                                                                         THREE MONTHS ENDED                      MONTHS ENDED
                                                        SEPTEMBER 30,  DECEMBER 31,    MARCH 31,     JUNE 30,      JUNE 30,
                                                        -----------------------------------------------------      --------
                                                             2001          2001          2002          2002          2002
                                                           --------      --------      --------      --------      --------
                                                          (unaudited)   (unaudited)   (unaudited)   (unaudited)   (unaudited)
Revenue:
      License fees                                         $  7,671      $  7,616      $  5,794      $  7,381      $ 28,462
      Services                                                6,186         5,197         5,589         4,815        21,787
      Maintenance and support                                11,249        10,493        10,402        10,273        42,417
                                                           --------      --------      --------      --------      --------
            Total revenue                                    25,106        23,306        21,785        22,469        92,666

Cost of revenue:
      License fees                                            3,172         3,283         3,028         3,489        12,972
      Service, maintenance and support                        8,091         8,450         7,877         7,363        31,781
                                                           --------      --------      --------      --------      --------
            Cost of revenue                                  11,263        11,733        10,905        10,852        44,753
                                                           --------      --------      --------      --------      --------

Gross margin                                                 13,843        11,573        10,880        11,617        47,913

Operating expenses:
      Selling, general and administrative                    10,823        11,995        10,050         9,053        41,921
      Research and product development                        1,691         1,712         1,657         1,122         6,182
      Amortization of intangibles                               530           380           433           434         1,777
      Restructuring and other charges                            --            --            --            --            --
                                                           --------      --------      --------      --------      --------
            Total operating expenses                         13,044        14,087        12,140        10,609        49,880
                                                           --------      --------      --------      --------      --------

Operating income (loss)                                         799        (2,514)       (1,260)        1,008        (1,967)

Other income (expense), net                                    (528)         (380)         (683)         (551)       (2,142)
                                                           --------      --------      --------      --------      --------

Income (loss) before income taxes                               271        (2,894)       (1,943)          457        (4,109)

Provision for income taxes                                       26            --          (719)           --          (693)
                                                           --------      --------      --------      --------      --------

Net income (loss)                                               245        (2,894)       (1,224)          457        (3,416)
                                                           ========      ========      ========      ========      ========

Net income (loss) per share                                $   0.03      $  (0.38)     $  (0.16)     $   0.06      $  (0.45)
                                                           ========      ========      ========      ========      ========
Net income (loss) per share, assuming dilution             $   0.03      $  (0.38)     $  (0.16)     $   0.04      $  (0.45)
                                                           ========      ========      ========      ========      ========

Weighted average shares outstanding                           7,568         7,568         7,568         7,568         7,568
Weighted average shares outstanding, assuming dilution        7,661         7,568         7,568        11,037         7,568

